                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                               Harte-Hanks, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

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

                               HARTE-HANKS, INC.
                       200 CONCORD PLAZA DRIVE, SUITE 800
                            SAN ANTONIO, TEXAS 78216
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 7, 2002

     As a stockholder of Harte-Hanks, Inc., you are hereby given notice of and invited to attend in person or by proxy the Annual Meeting of Stockholders of the Company to be held at 200 Concord Plaza Drive, First Floor, San Antonio, Texas 78216, on Tuesday, May 7, 2002, at 10:00 a.m. local time, for the following purposes:

     1.  To elect two Class III directors, each for a three-year term;

     2. To approve an amendment to the Harte-Hanks, Inc. 1994 Employee Stock Purchase Plan to increase the aggregate number of shares of Harte-Hanks Common Stock that may be issued under such Plan from 2,000,000 to 4,000,000; and,

     3. To transact such other business as may properly come before the meeting and any adjournment thereof.

     The Board of Directors has fixed the close of business on March 15, 2002 as the record date for the determination of stockholders entitled to notice of and to vote at such meeting and any adjournment thereof.

     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, TO ASSURE YOUR SHARES ARE REPRESENTED AT THE MEETING, PLEASE DATE, EXECUTE, AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE ENCLOSED STAMPED ENVELOPE FOR WHICH NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
                                          By Order of the Board of Directors,

                                          DEAN H. BLYTHE
                                          Vice President, Legal and Secretary
San Antonio, Texas
March 28, 2002

                            YOUR VOTE IS IMPORTANT.
                     PLEASE EXECUTE AND RETURN PROMPTLY THE
                 ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED.

                               HARTE-HANKS, INC.
                       200 CONCORD PLAZA DRIVE, SUITE 800
                            SAN ANTONIO, TEXAS 78216
                           -------------------------
                                PROXY STATEMENT
                           -------------------------

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 7, 2002
                             ---------------------

     This Proxy Statement is furnished to stockholders of Harte-Hanks, Inc. ("Harte-Hanks" or the "Company") for use at the 2002 Annual Meeting of Stockholders to be held at the date, time, and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders, or at any adjournment thereof. The enclosed proxy is solicited on behalf of the Board of Directors of the Company. A stockholder executing the accompanying proxy has the right to revoke it at any time prior to the voting thereof by notifying the secretary of the Company in writing, executing a subsequent proxy, or attending the meeting and voting in person. Unless a contrary choice is so indicated, all duly executed proxies received by the Company will be voted in accordance with the instructions set forth on the proxy card. The record date for stockholders entitled to vote at the Annual Meeting is the close of business on March 15, 2002. The approximate date on which this Proxy Statement and the enclosed proxy are first being sent or given to stockholders is March 28, 2002.

                               VOTING PROCEDURES

     The accompanying proxy card is designed to permit each stockholder of record at the close of business on the record date, March 15, 2002 (the "Record Date"), to vote in the election of Class III directors and on the proposal to increase the number of shares of Common Stock reserved for issuance under the Harte-Hanks, Inc. 1994 Employee Stock Purchase Plan from 2,000,000 to 4,000,000 (the "ESPP Proposal"), as each is further described in this Proxy Statement. The proxy card provides space for a stockholder (i) to vote in favor of or to withhold voting for the nominees for the Class III Directors; (ii) to vote for or against the ESPP Proposal; (iii) to vote for or against any other proposal to be considered at the Annual Meeting; or, (iv) to abstain from voting on any proposal other than election of Class III directors if the stockholder chooses to do so. The election of Class III directors will be decided by a plurality of the votes cast. Any other matters will be determined by a majority of the votes cast, except as otherwise required by law or applicable stock exchange rules.

     The holders of a majority of all of the shares of stock entitled to vote at the Annual Meeting, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum should not be present, the Annual Meeting may be adjourned from time to time until a quorum is obtained. Shares as to which authority to vote has been withheld with respect to the election of any nominee for director will not be counted as a vote for such nominee.

     Abstentions and broker nonvotes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders to determine the total number of votes cast. Abstentions are not counted as votes for or against any such proposals. Broker nonvotes are not counted as votes cast for purposes of determining whether or not a proposal has been approved.

     Stockholders are urged to sign the enclosed proxy and return it promptly. When a signed card is returned with choices specified with respect to voting matters, the shares represented are voted by the proxies designated on the proxy card in accordance with the stockholder's instructions. The proxies for the stockholders are Larry Franklin and Houston H. Harte.

     If a signed proxy card is returned and the stockholder has made no specifications with respect to voting matters, the shares will be voted FOR the election of the two nominees for Class III director, FOR the ESPP Proposal, and at the discretion of the proxies on any other matter that may properly come before the Annual Meeting or any adjournment.

     The total outstanding capital stock of the Company as of March 15, 2002 consisted of 62,658,583 shares of Common Stock. Each share of Common Stock is entitled to one vote.

     The enclosed proxy is solicited on behalf of the Board of Directors of the Company. The cost of soliciting proxies in the accompanying form will be paid by the Company. Officers of the Company may solicit proxies by mail, telephone, or fax. Upon request, the Company will reimburse brokers, dealers, banks, and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of shares of the Common Stock.

                    MATTERS TO BE BROUGHT BEFORE THE MEETING

PROPOSAL ONE-ELECTION OF CLASS III DIRECTORS

     The current number of members of the Board of Directors is eight. The Board of Directors is divided into three classes, each of which serves for a three-year term. One class of directors is elected each year. The term of the Company's two Class III directors will expire at the Annual Meeting. The Class III directors elected in 2002 will serve for a term of three years, which expires at the Annual Meeting of Stockholders in 2005 or when their successors are elected and qualified. The election of directors will be decided by a plurality of the votes cast.

     The nominees for Class III directors are Houston H. Harte and Richard M. Hochhauser. Each nominee is a member of the present Board of Directors. The Board believes that each nominee will be available and able to serve as a director. If a nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board may recommend, the Board may reduce the number of directors to eliminate the vacancy consistent with the requirement to maintain nearly equal classes, or the Board may fill the vacancy at a later date after selecting an appropriate nominee. Information with respect to the nominees is set forth in the section of this Proxy Statement entitled "Management -- Directors and Executive Officers."

            THE BOARD OF DIRECTORS URGES STOCKHOLDERS TO VOTE "FOR"
               EACH OF THE NOMINEES FOR DIRECTOR SET FORTH ABOVE.

PROPOSAL TWO -- AMENDMENT OF THE HARTE-HANKS 1994 EMPLOYEE STOCK PURCHASE PLAN

     Since 1994, the Company has had an Employee Stock Purchase Plan (the "1994 Plan"). The 1994 Plan permits eligible employees to purchase shares of Harte-Hanks Common Stock at 85% of the fair market value on the date of purchase. The Board of Directors believes this stock-based plan, which is available to virtually all employees other than Company officers, plays an important role in attracting and retaining the services of a broad range of outstanding personnel and in encouraging such employees to have a greater personal financial investment in the Company.

     The original number of shares of Common Stock reserved under the 1994 Plan was 900,000 (reflects stock splits), which was increased with stockholder approval in May 1997 to 2,000,000 shares (reflects stock splits).

     As of March 15, 2002, 1,756,168 shares of Harte-Hanks Common Stock had been purchased by employees under the 1994 Plan, and 243,832 shares remained available for future purchase. Harte-Hanks had 62,658,583 shares outstanding at March 15, 2002. The purchase price (as adjusted for stock splits) for the shares of Common Stock acquired under the 1994 Plan on a weighted-average basis as of March 15, 2002, was $14.53.

     The Board of Directors proposes to amend the 1994 Plan to increase the number of shares of Harte-Hanks Common Stock reserved under the 1994 Plan from 2,000,000 to 4,000,000, which requires stockholder approval. The Board of Directors believes this amendment is necessary to assure that an adequate number of shares of Harte-Hanks Common Stock will be available for future purchases in order to provide appropriate incentives to employees of the Company.

     As of March 15, 2002, approximately 7,000 employees were eligible to participate in the 1994 Plan. No directors or named executive officers have been eligible to participate in the 1994 Plan. Because each employee's participation in the 1994 Plan is purely voluntary, the future benefits under the 1994 Plan are not yet determinable.

     The principal terms and operating features of the 1994 Plan are described below. The full text of the 1994 Plan, as amended to date and as proposed to be amended by this Proposal 2, is attached as Appendix A. The following description of the 1994 Plan is qualified in its entirety by reference to the terms of the attached 1994 Plan.

     Purpose and Effect of Plan. The purpose of the 1994 Plan is to secure for the Company and its stockholders the benefits of the incentive inherent in the ownership of the Company's Common Stock by employees of the Company and its subsidiaries. The 1994 Plan is intended to comply with the provisions of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and is administered, interpreted, and construed in accordance with the Code.

     Shares Reserved for the Plan. Currently reserved for issuance to and purchase by employees under the 1994 Plan are an aggregate of 2,000,000 shares of Common Stock of the Company. The Board of Directors proposes to amend the 1994 Plan to increase the shares of Common Stock under the 1994 Plan from 2,000,000 to 4,000,000. The reserved share number is subject to the anti-dilution provisions provided in Section 12 of the 1994 Plan. Shares subject to the 1994 Plan may be shares now or hereafter authorized but unissued or shares that were once issued and subsequently reacquired by the Company. If and to the extent that any right to purchase reserved shares is not exercised by any employee for any reason or if the right to purchase terminates as provided in the 1994 Plan, then the shares which have not been purchased will again become available for the purposes of the 1994 Plan, unless the 1994 Plan has been terminated. Unpurchased shares will not be deemed to increase the aggregate number of shares reserved for purposes of the 1994 Plan (subject to adjustment as provided in Section 12).

     Administration. The 1994 Plan is administered, at the Company's expense, by a committee (the "Committee") appointed by the Board of Directors consisting of not less than three members. Committee members may be directors or employees of the Company. Subject to the provisions of the 1994 Plan, the Committee has authority to interpret the 1994 Plan, to prescribe rules and regulations relating to the 1994 Plan, and to make all other determinations necessary or advisable in administering the Plan, all of which determinations are binding unless otherwise determined by the Board of Directors.

     Participation. Currently, all employees of the Company and its subsidiaries are eligible to participate, except foreign employees, certain part-time employees, employees who own five percent or more of the outstanding stock of Harte-Hanks or any of its subsidiaries, and officers of Harte-Hanks who are "highly compensated employees" as defined in Section 414(q) of the Code. The 1994 Plan has semi-annual enrollment dates of August 1 and February 1.

     Procedures; Price. Under the 1994 Plan, Common Stock is sold on quarterly investment dates to employees who have elected to authorize deductions from their paychecks. The amount of such payroll deductions may not exceed 10% of the employee's base compensation. Base compensation is gross compensation actually paid for the pay period, including overtime pay, but excluding all bonuses, severance pay, any extraordinary pay, expense allowances or reimbursements, moving expenses, and income from restricted stock or stock option awards. Amounts deducted will be accumulated in an account established in the employee's name. The purchase price is 85% of the fair market value (as defined in the Plan) of the Common Stock on the investment date. Therefore, the number of shares which each participating employee may purchase is determined by dividing the amount accumulated in his or her payroll deduction account on an investment date by 85% of the fair market value of the Common Stock on that date.

     Limitation of Number of Shares Which an Employee May Purchase. No right to purchase shares under the 1994 Plan will permit an employee to purchase stock under all employee stock purchase plans of the Company and its subsidiaries at a rate which exceeds $25,000 of fair market value of such stock (determined at the time the right is granted) for any calendar year in which the right is outstanding.

     Payment. The payment for shares purchased under the 1994 Plan is made from amounts accumulated from payroll deductions.

     Adjustment in Case of Changes Affecting the Company's Stock. In the event of a subdivision of outstanding shares of Common Stock or the payment of a stock dividend thereon, the number of shares reserved or authorized to be reserved under the 1994 Plan will be increased proportionately, and such other adjustment shall be made as may be deemed necessary or equitable by the Board of Directors.

     Retirement, Termination, and Death. In the event of an employee's retirement or termination of employment, the amount in his or her payroll deduction account shall be refunded to such participating employee or, in the event of his or her death, will be paid to his or her surviving spouse; or, if there is no surviving spouse, to the person or persons properly designated as his or her beneficiary(ies) under the Company's group term life insurance program; or, if there is no such beneficiary surviving, the Committee, in its sole discretion, may direct payment to the deceased participating employee's estate or to one or more of his or her surviving family members.

     Amendments. Amendments may be made to the 1994 Plan from time to time by the Board of Directors, except that without stockholder approval no amendment will (i) increase or decrease the number of shares reserved for issuance under the 1994 Plan (other than in connection with changes in the Company's capital structure) or (ii) alter the eligibility criteria for participation in the 1994 Plan.

     Termination. The 1994 Plan will terminate on any investment date when participating employees become entitled to purchase a number of shares greater than the number of reserved shares remaining available for purchase or if the 1994 Plan is terminated at the discretion of the Board of Directors.

     Federal Tax Consequences. The Company has been advised that under present law and regulations the federal income tax consequences of the purchase of shares under the 1994 Plan and the subsequent disposition of such shares should be as follows.

     Employee contributions to the 1994 Plan are made on an after-tax basis, i.e., these amounts are taken out of the employee's pay after payroll taxes and withholding are calculated. There is no federal income tax on the 15% discount when shares are purchased under the 1994 Plan, even though the employee will be paying less than market price for the shares.

     If shares are sold more than two years after the investment date on which they were acquired (i) any profit up to 15% of the fair market value of the Common Stock on the date of acquisition of the shares will be taxable as ordinary income, and any further profit will be taxable as a capital gain, and
(ii) any loss will be treated as a capital loss.

     If shares are sold within two years after the investment date on which they were acquired (i) the difference between the price actually paid and the market price of the Common Stock at the investment date when the shares were purchased will be taxable as ordinary income (regardless of the market price of the shares at the time of sale), and any further profit will be taxable as a capital gain (long-term or short-term depending on the length of time the stock is held) and
(ii) any loss, after increasing tax basis for the amount recognized as ordinary income, will be treated as a capital loss (long-term or short-term depending on the length of time the stock is held).

     If a participant sells or otherwise disposes of shares purchased under the 1994 Plan within two years after acquisition of the shares, the Company will be entitled to a deduction measured by the difference between the exercise price actually paid and the market price of the Common Stock at the investment date when the shares were purchased.

     If a participant makes a gift of or otherwise disposes of his or her shares within two years of the acquisition of the shares, the full 15% discount on purchase will be taxed as ordinary income in the year of disposition. A later disposition may also result in tax, but the amount taxed as ordinary income will be the lesser of (i) 15% of the market value of the Common Stock at the date of acquisition of the shares or (ii) the difference between the market price at the date of disposition and the actual purchase price for the stock.

     Upon the death of an employee participant prior to disposing of shares purchased under the 1994 Plan, the tax return for the year of death must include as ordinary income an amount equal to 15% of the market price at the date of acquisition of the shares (but not more than the amount by which the market value at death exceeds the purchase price).

     Since the shares purchased at a discount through payroll deductions are subject to special tax rules, it is important that records be maintained by the employee participant which will enable him or her to identify the shares which are sold. The holding period and cost basis will vary, depending on which shares are sold. Unless one can identify the particular shares to be sold, a sale of less than all of an employee's shares will be treated for tax purposes as a sale of the shares acquired earliest.

     The 1994 Plan is not subject to the qualification requirements of Section 401(a) of the Code. The 1994 Plan is intended to qualify under Section 423 of the Code. However, the Code may change in the future. The Company is not liable to employees or any other persons if the 1994 Plan does not meet the requirements of Section 423 of the Code. The federal income tax summary above assumes the 1994 Plan qualifies under Section 423 of the Code.

     THE SUMMARY OF THE FEDERAL INCOME TAX CONSEQUENCES UPON THE PARTICIPANTS IN THE 1994 PLAN CONTAINED IN THIS PROXY STATEMENT DOES NOT PURPORT TO BE COMPLETE. STOCKHOLDERS ARE URGED TO SEEK THE ADVICE OF THEIR OWN TAX COUNSEL ON THESE MATTERS.

            THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE
         "FOR" THE INCREASE IN THE NUMBER OF SHARES RESERVED UNDER THE
                     1994 PLAN FROM 2,000,000 TO 4,000,000.

          SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of March 1, 2002, the beneficial ownership of each current director, each nominee for director, each executive officer included in the Summary Compensation Table, the directors and executive officers as a group, and each stockholder known to management to own beneficially more than 5% of the Company's Common Stock. Except as noted below, each named person has sole voting power and dispositive power with respect to the shares shown.

                                                              NUMBER OF SHARES   PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                       OF COMMON STOCK      CLASS
---------------------------------------                       ----------------   ----------
Larry Franklin(2)...........................................      9,928,746        15.6%
Houston H. Harte............................................      8,846,367        14.1%
David L. Copeland(3)........................................      7,719,021        12.3%
Shelton Family Foundation...................................      3,990,000         6.4%
David L. Sinak(4)...........................................      3,330,450         5.3%
Christopher M. Harte(5).....................................      1,342,015         2.1%
Richard M. Hochhauser(6)....................................        848,481         1.3%
Peter E. Gorman(7)..........................................        289,060         *
Jacques D. Kerrest(8).......................................         94,424         *
Donald R. Crews(9)..........................................         55,405         *
William K. Gayden...........................................         24,000         *
Dr. Peter T. Flawn..........................................         10,468         *
James L. Johnson............................................          4,188         *
All Executive Officers and Directors as a Group (14
  persons)(10)..............................................     22,890,621        35.3%

---------------

* Less than 1%.

(1) The address of David L. Sinak is c/o Hughes & Luce, L.L.P., 1717 Main Street, Suite 2800, Dallas, Texas 75201. The address of the Shelton Family Foundation is 273 Walnut Street, Abilene, Texas 79601. The address of each other beneficial owner is c/o Harte-Hanks, Inc., 200 Concord Plaza Drive, Suite 800, San Antonio, Texas 78216.

(2) Includes 806,500 shares that may be acquired upon the exercise of options exercisable within the next 60 days; 2,755,572 shares owned by seven trusts for which Mr. Franklin serves as co-trustee and holds shared voting and dispositive power and to which he disclaims beneficial ownership; 100,000 shares held in trust for his children; and 3,990,000 shares owned by the Shelton Family Foundation of which he is one of six directors and to which he disclaims beneficial ownership.

(3) Includes 15,600 shares held as custodian for his children; 4,500 shares held as custodian for unrelated minors; 3,666,584 shares that are owned by 29 trusts for which Mr. Copeland serves as trustee or co-trustee and to which he disclaims beneficial ownership; and 3,990,000 shares owned by the Shelton Family Foundation, of which he is one of six directors and to which he disclaims beneficial ownership.

(4) Represents shares owned by 13 trusts for which Mr. Sinak serves as co-trustee and holds shared voting and dispositive power and to which he disclaims beneficial ownership.

(5) Includes 200 shares held as custodian for his step-children and child, 833,334 shares owned by two trusts for which Mr. Harte serves as co-trustee with David L. Sinak and in which the trustees have shared voting and dispositive power and to which he disclaims beneficial ownership, and 558,839 shares held by Spicewood Family Partners, Ltd., of which Mr. Harte is the sole general partner with exclusive voting and dispositive power over all the partnership's shares.

(6) Includes 609,750 shares that may be acquired upon the exercise of options exercisable within the next 60 days.

(7) Includes 279,300 shares that may be acquired upon the exercise of options exercisable within the next 60 days.

(8) Includes 80,150 shares that may be acquired upon the exercise of options exercisable within the next 60 days and 228 shares held in trust for his children.

(9) Includes 3,000 shares that may be acquired upon the exercise of options exercisable within the next 60 days. Donald R. Crews retired on January 15, 2002, and the information with respect to Mr. Crews' beneficial ownership of the Company's Common Stock within this table is as of such date.

(10) Includes 2,130,550 shares that may be acquired upon the exercise of options exercisable within the next 60 days.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information about the current directors and executive officers of the Company. Each of the executive officers has held his position with the Company, or a similar position with the Company, for at least the past five years, except as noted below.

David L. Copeland....   46   Director (Class I)
Dr. Peter T. Flawn...   76   Director (Class I)
Larry Franklin.......   59   Director (Class II); Chairman and Chief Executive Officer
William K. Gayden....   60   Director (Class II)
Christopher M.               Director (Class I)
  Harte..............   54
Houston H. Harte.....   75   Vice Chairman, Board of Directors (Class III)
Richard M.                   Director (Class III); President and Chief Operating
  Hochhauser.........   57   Officer
James L. Johnson.....   74   Director (Class II)
Craig Combest........   57   Senior Vice President
Charles Dall'Acqua...   47   Senior Vice President; President, Harte-Hanks Marketing
                             Services
Peter E. Gorman......   53   Senior Vice President; President, Harte-Hanks Shoppers
Jacques D.                   Senior Vice President, Finance and Chief Financial
  Kerrest(1).........   54   Officer
Gary J. Skidmore.....   47   Senior Vice President; President, Harte-Hanks CRM

---------------

(1) Prior to joining the Company in July 1997, Mr. Kerrest served as chief financial officer of Chancellor Broadcasting Company beginning in November 1995.

     Class III directors are to be elected at the Annual Meeting. Messrs. Houston H. Harte and Hochhauser are nominees for re-election as Class III directors. The term of Class I directors expires at the 2003 Annual Meeting of Stockholders, and the term of Class II directors expires at the 2004 Annual Meeting of Stockholders.

     David L. Copeland has served as a director of the Company since 1996. He has been employed by SIPCO, Inc., the management and investment company for the Andrew B. Shelton family, since 1980 and currently serves as its president. He also serves as a director of First Financial Bankshares, Inc.

     Dr. Peter T. Flawn, a director of the Company since 1985, is President Emeritus of the University of Texas at Austin. Dr. Flawn is Chairman of the Audit Committee of the Board of Directors.

     Larry Franklin has served as a director of the Company since 1974 and as Chief Executive Officer of the Company since 1991. Mr. Franklin has held numerous positions since joining the Company in 1971, including Chief Financial Officer, and also serves as a director of John Wiley & Sons, Inc.

     William K. Gayden has served as a director of the Company since 2001. He is chairman and chief executive officer of Merit Energy Company, a company he formed in 1989. Mr. Gayden also serves as a director of King Ranch, Inc. and Perot Systems Corporation.

     Christopher M. Harte has served as a director of the Company since 1993. He is a private investor and served as president of the Portland Press Herald and Maine Sunday Telegram for approximately two years beginning June 1992. Prior to becoming president of the Portland newspapers, Mr. Harte spent nine years with Knight-Ridder Newspapers, during which time he served as president and publisher of two newspapers and in other positions. He also serves as a director of Geokinetics, Inc. Mr. Harte is the nephew of Houston H. Harte.

     Houston H. Harte has served as a director of the Company since 1952 and served as Chairman of the Board of Directors from 1972 until May 1999.

     Richard M. Hochhauser has served as Chief Operating Officer of the Company since January 1998 and as a director since 1996. He also has served as President of Harte-Hanks Direct Marketing since 1987 and has held numerous other positions since joining the Company in 1975. Mr. Hochhauser serves as a director of Modem Media, Inc.

     James L. Johnson, a director of the Company since 1994, is Chairman Emeritus of GTE Corporation. Mr. Johnson serves as a director of CellStar Corporation, Mutual of New York, and Walter Industries, Inc.

MEETING ATTENDANCE AND COMMITTEES OF THE BOARD

     The Board of Directors held five meetings during 2001. Each member of the Board participated in at least 75% of all Board and committee meetings held during the period that he served as a director and/or committee member. The Board of Directors has established the Audit Committee and the Compensation Committee. The functions of these committees and their current members are described below.

     Audit Committee. The Audit Committee currently consists of Dr. Peter T. Flawn (Chairman), David L. Copeland, and James L. Johnson. The Audit Committee, which met four times during 2001, is responsible for monitoring the Company's internal audit function and its internal accounting controls, recommending to the Board of Directors the selection of independent auditors, considering the range of audit and non-audit fees, and monitoring and reviewing the activities of the independent auditors. All members of the Audit Committee satisfy the independence requirements of the New York Stock Exchange; that is, the Board has determined that no member on the Audit Committee has a relationship with the Company that may interfere with the Audit Committee's independence from the Company and its management.

     Compensation Committee. The Compensation Committee currently consists of James L. Johnson (Chairman) and Dr. Peter T. Flawn, both of who are Non-Employee Directors in accordance with Rule 16b-3 of the Securities Exchange Act of 1934 and outside directors in accordance with Section 162(m) of the Code. The Compensation Committee, which met five times during 2001, recommends salary amounts for the Company's chief executive officer and other executive officers and makes the final determination regarding bonus arrangements and awards of stock options to such persons.

     The Board of Directors does not have a standing nominating committee or any other committee performing a similar function. The function customarily attributable to a nominating committee is performed by the Board of Directors as a whole.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information regarding compensation paid during each of the last three years to the Chief Executive Officer and each of the Company's other most highly compensated executive officers (based on total annual salary and bonus for 2001).

                                                                        OPTIONS      ALL OTHER
NAME AND PRINCIPAL POSITION                YEAR    SALARY    BONUS(1)   GRANTED   COMPENSATION(2)
---------------------------                ----   --------   --------   -------   ---------------
Larry Franklin...........................  2001   $803,500   $22,963    100,000       $19,800
  Chairman and                             2000    835,000   561,120     50,000        19,800
  Chief Executive Officer                  1999    835,000   200,000     55,000        19,400
Richard M. Hochhauser....................  2001    577,500    16,500    100,000         6,800
  President and                            2000    550,000   369,600     75,000         6,800
  Chief Operating Officer                  1999    465,000   148,800     55,000         6,400
Jacques D. Kerrest.......................  2001    332,250     7,590     30,000         6,800
  Senior Vice President, Finance and       2000    327,000   163,173     25,000         6,800
  Chief Financial Officer                  1999    314,000    76,930     29,000         6,400
Peter E. Gorman..........................  2001    323,400   160,440     30,000         6,800
  Senior Vice President; President,        2000    320,000   182,400     20,000         6,800
  Harte-Hanks Shoppers                     1999    300,000   162,000     17,000         6,400
Donald R. Crews(3).......................  2001    318,000     7,260        -0-         6,800
  Senior Vice President, Legal and         2000    318,000   158,682     15,000         6,800
  Secretary                                1999    305,000    74,725     18,000         6,400

---------------

(1) Bonus amounts are inclusive of payments received under the existing incentive compensation plan. Larry Franklin has elected to defer $724,498, $416,436, and $545,417 of the total compensation payable to him in 2001, 2000, and 1999, respectively, in accordance with the Company's deferred compensation plan.

(2) Consisted of matching contributions made by the Company on behalf of the respective individual under the Company's 401(k) plan and $13,000 in premiums paid annually by the Company on a split-dollar policy insuring the life of Larry Franklin.

(3) Mr. Crews retired as Senior Vice President, Legal and Secretary on January 15, 2002.

OPTION GRANTS DURING 2001

     The following table sets forth certain information concerning options to purchase shares of the Company's Common Stock granted in 2001 to the individuals named in the Summary Compensation Table.

                                               % OF TOTAL
                                                 OPTIONS                                             POTENTIAL STOCK
                                               GRANTED TO                MARKET                        APPRECIATION
                                   OPTIONS      EMPLOYEES    EXERCISE    PRICE      EXPIRATION    ----------------------
NAME                              GRANTED(2)     IN 2001      PRICE     AT GRANT       DATE        63%(1)      159%(1)
----                              ----------   -----------   --------   --------   ------------   ---------   ----------
Larry Franklin..................   100,000        12.2%       $22.00     $22.00    January 2011   1,383,568   $3,506,233
Richard M. Hochhauser...........   100,000        12.2%        22.00      22.00    January 2011   1,383,568    3,506,233
Jacques D. Kerrest..............    30,000         3.7%        22.00      22.00    January 2011     415,070    1,051,870
Donald R. Crews.................         0         0.0%           --         --    January 2011          --           --
Peter Gorman....................    30,000         3.7%        22.00      22.00    January 2011     415,070    1,051,870

---------------

(1) Assumed annual compounded rates of stock price appreciation of 5% (63%) and 10% (159%) over the term of the grant applied to market price at date of grant.

(2) Options become exercisable in installments over five years and expire on the tenth anniversary of the date of grant.

AGGREGATED OPTION EXERCISES IN 2001 AND YEAR-END OPTION VALUES

     The following table sets forth certain information concerning option exercises during 2001 and unexercised options held at December 31, 2001 by the individuals named in the Summary Compensation Table.

                                                                        NUMBER OF               VALUE OF UNEXERCISED
                                                                 UNEXERCISED OPTIONS AT         IN-THE-MONEY OPTIONS
                                       SHARES                       DECEMBER 31, 2001           DECEMBER 31, 2001(1)
                                     ACQUIRED ON     VALUE     ---------------------------   ---------------------------
NAME                                  EXERCISE     REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                 -----------   ---------   -----------   -------------   -----------   -------------
Larry Franklin.....................    120,000     2,453,600     771,500        348,500      $17,221,344    $3,512,183
Richard M. Hochhauser..............    138,000     2,907,320     542,500        343,500       11,667,351     3,291,958
Jacques D. Kerrest.................         --            --      48,650        213,350          668,696     2,373,657
Donald R. Crews....................    291,300     6,147,995      43,550         62,650          605,754       705,763
Peter E. Gorman....................     60,000     1,331,950     241,050        101,450        5,140,079       988,147

---------------

(1) The value is the amount by which the market value of the underlying stock at December 31, 2001 ($28.17) exceeds the aggregate exercise prices of the options.

RETIREMENT BENEFIT PLAN

     In addition to a defined benefit pension plan qualified under Section 401 of the Code, the Company has established for certain individuals an unfunded, non-qualified pension restoration plan. The annual pension benefit under the plans, taken together, is largely determined by the number of years of employment multiplied by a percentage of the participant's final average earnings (earnings during the highest five consecutive years). The defined benefit plan was frozen as of December 31, 1998, and no further benefits will accrue under that plan. In addition, the Code places certain limitations on the amount of pension benefits that may be paid under qualified plans. Any benefits payable to participants in the pension restoration plan in excess of those payable from the defined benefit plan will be paid under the pension restoration plan.

     The table below may be used to calculate the approximate annual benefits payable at retirement at age 65 under the Company's defined benefit pension plan and pension restoration plan to individuals in specified remuneration and years-of-service classifications. The benefits are not subject to any reduction for social security benefits or other offset amounts.

                                                   YEARS OF CREDITED SERVICE
                                      ----------------------------------------------------
HIGHEST 5 YEAR AVERAGE REMUNERATION      15         20         25         30         35
-----------------------------------   --------   --------   --------   --------   --------
$150,000............................  $ 34,090   $ 45,453   $ 56,817   $ 68,180   $ 76,543
250,000.............................    58,029     77,372     96,715    116,058    135,401
350,000.............................    82,779    110,372    137,965    165,558    193,151
450,000.............................   107,529    143,372    179,215    215,058    250,901
550,000.............................   132,279    176,372    220,465    264,558    308,651
650,000.............................   157,029    209,372    261,715    314,058    366,401
750,000.............................   181,779    242,372    302,965    363,558    424,151
850,000.............................   206,529    275,372    344,215    413,058    481,901
950,000.............................   231,279    308,372    385,465    462,558    539,651

     The compensation included in the Summary Compensation Table under salary and bonuses qualifies as remuneration for purposes of the Company's defined benefit pension plan and pension restoration plan, except that there are limits on the amounts of bonuses taken into consideration under the pension restoration plan. For purposes of the plans, the officers named in the Summary Compensation Table have the following years of service: Mr. Franklin: 30 years; Mr.
Hochhauser: 26 years; Mr. Kerrest: 5 years; Mr. Gorman: 21 years; and Mr. Crews:
19 years.

COMPENSATION OF DIRECTORS

     Directors who are not employees or otherwise affiliates of the Company receive annual director's fees of $47,000 and are reimbursed for certain out of pocket expenses. Directors who are employees or are otherwise affiliates of the Company do not receive director's fees. Under the Harte-Hanks, Inc. 1998 Director Stock Plan non-employee directors may elect to receive all or a portion of the cash compensation otherwise payable for such director's services in common stock of the Company based upon fair market value. During 2001, David L. Copeland, Dr. Peter T. Flawn, Christopher M. Harte, and James L. Johnson each received director's fees in cash or in stock of $47,000. William K. Gayden, who became a director November 1, 2001, received directors fees of $7,833.

SEVERANCE AGREEMENTS

     The Company has entered into a severance agreement with Larry Franklin. If
(i) Mr. Franklin is terminated from his position as Chairman and Chief Executive Officer of the Company other than for "cause" (as defined in the severance agreement); (ii) Mr. Franklin terminates his employment after specified adverse actions are taken by the Company; or, (iii) there is a "change in control" (as defined in the severance agreement) of the Company, then in any of such events Mr. Franklin will be entitled to severance compensation in a lump sum cash amount equal to 200% of the sum of (A) the annual base salary in effect just prior to such event, plus (B) the average of the bonus or incentive compensation for the two fiscal years preceding such event. In addition to the cash compensation, the Company will continue to provide certain benefits for a two-year period and all options previously granted to Mr. Franklin will immediately vest and become fully exercisable. The Company has entered into a severance agreement with Richard M. Hochhauser substantially the same as the severance agreement with Mr. Franklin.

     Effective April 1, 2002, Mr. Franklin has announced that he will resign from his position as Chief Executive Officer, and will be succeeded in this position by Mr. Hochhauser. Mr. Franklin will remain Chairman. This succession will not trigger any payments or benefits under Mr. Franklin's severance agreement.

     The Company has also entered into severance agreements with each of its other executive officers. If after a "change in control" (as defined in the severance agreements) of the Company, any of such executives is terminated other than for "cause" (as defined in the severance agreements), or elects to terminate his employment under specified circumstances, the executive will be entitled to severance compensation in a lump sum cash amount equal to 200% of the sum of (A) the annual base salary in effect immediately prior to the change in control, plus (B) the average of the bonus or incentive compensation for the two fiscal years preceding the change in control. In addition, a terminated executive will receive a cash payment sufficient to cover health insurance premiums for a period of 18 months. Upon a change in control, all options previously granted to the executive will immediately vest and become fully exercisable. Under limited circumstances certain of such executives may be entitled to the foregoing benefits upon termination of employment before a "change in control" occurs.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is responsible for recommending to the full Board of Directors salary amounts for the Company's Chief Executive Officer and other executive officers and making the final determination regarding bonus arrangements and awards of stock options to such persons.

     Compensation to executives is designed to attract and retain superior talent, to motivate the performance of executives in support of the achievement of the Company's strategic, financial, and operating performance objectives, and to reward performance that meets this standard. The Company is engaged in highly competitive businesses and must attract and retain qualified executives in order to be successful. In 2001, executive compensation included the following elements:

     Base Salary. The base salary for the Chief Executive Officer and the other executive officers of the Company was determined after review of publicly available information concerning the base salaries of executives with similar responsibilities in companies engaged in businesses similar to the Company's core businesses (which may include, but are not necessarily the same as, those included in the Peer Group Index Graph contained in this Proxy Statement) and the responsibilities of each executive officer, particularly in view of the fact that the decentralized management philosophy of the Company relies heavily on the direct action of the Company's executives in pursuit of Company goals.

     Annual Incentive Compensation. Year-end cash bonuses are designed to motivate the Chief Executive Officer and the other executive officers to achieve specific annual financial and other goals based on the strategic, financial, and operating performance objectives of the Company overall, as well as each core business. In conjunction with the Compensation Committee's review of the strategic and operating plans of the Company and each core business at the beginning of 2001, the Compensation Committee established incremental target performance levels for each executive officer based on the operating profit and earnings per share growth goals of the Company and the related financial goals of the core businesses. Bonus amounts were paid to the executive based on the target performance level reached.

     Stock Option Plan. The Harte Hanks, Inc. Amended and Restated 1991 Stock Option (the "1991 Plan") forms the basis of the Company's long-term incentive plan for executives. The Compensation Committee believes that a significant portion of executive compensation should be dependent on value created for the stockholders. Stock options are generally granted annually. In 2001, options were granted at fair market value on the date of grant and become exercisable in installments over five years from such date if the option holder is still employed. In selecting recipients for option grants and in determining the size of such grants, the Compensation Committee considered various factors including the overall performance of the Company and the recipient.

     Executives also receive benefits typically offered to executives by companies engaged in businesses similar to the Company's core businesses and various benefits generally available to employees of the Company (such as health insurance).

     It is the Company's policy to qualify compensation paid to executive officers for deductibility under applicable provisions of the Code, including
Section 162(m). The Company, however, may determine from time to time to pay compensation to its executive officers that may not be deductible.

     In making its decisions, the Compensation Committee takes into account, primarily on a subjective basis, factors relevant to the specific compensation component being considered, including compensation paid by other companies of comparable size in businesses similar to the Company's core businesses, the generation of income and cash flow by the Company as a whole and the individual core businesses, the attainment of annual individual and business objectives and an assessment of business performance against companies of comparable size in businesses similar to the Company's core businesses, the executive officer's level of responsibility, and the contributions the Company expects the executive to make in support of the Company's strategies.

     2001 Compensation of Chief Executive Officer. The base salary of Mr. Franklin for 2001 was $835,000, the same as his base salary in 2000. Effective April 1, 2001, in response to actual and expected revenue shortfalls, the salaries for Mr. Franklin and all other executive officers were reduced by 5% for the remainder of 2001, and currently this reduction remains in effect. Mr. Franklin's bonus potential was targeted at 50% of base salary, with a potential range of 0%-100% of base salary. Mr. Franklin's 2001 cash bonus, which was based on the degree of attainment of financial goals established at the beginning of 2001, reflects the fact that in 2001 the Company's revenues declined from the 2000 level, and that while operating income and earnings per share from the Company's current businesses increased from 2000 levels, the amount of such increases were less than targeted under the 2001 bonus plan. In 2001, Mr. Franklin received an option grant for 100,000 shares of Common Stock under the Company's 1991 Plan, and in making that grant the Committee took into consideration the factors described above under the caption "Stock Option Plan."

                             Compensation Committee

        James L. Johnson, Chairman                    Dr. Peter T. Flawn

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ending December 31, 2001, none of the Company's executive officers served on the board of any entities whose directors or officers serve on the Company's Compensation Committee. No current or past executive officers of the Company serve on the Committee.

                       COMPARISON OF STOCKHOLDER RETURNS

     The following graph compares the cumulative total return of the Company's Common Stock during the period December 31, 1996 to December 31, 2001 with the S&P 500 Index, a peer group tracked in the proxy statement relating to the Annual Meeting of the Company held on May 8, 2001, and a new peer group selected by the Company for inclusion into this Proxy Statement for the reasons explained below.

     The S&P 500 Index includes 500 United States companies in the industrial, transportation, utilities, and financial sectors and is weighted by market capitalization. Both peer groups are also weighted by market capitalization. In the proxy statement relating to the Annual Meeting of the Company held on May 8, 2001, the Company compared total return of its Common Stock against a peer group including Acxiom Corporation, Catalina Marketing Corporation, Fair Isaac and Company, Incorporated, infoUSA, Inc., Convergys Corporation, Young & Rubicam Inc. (merged with WPP Group PLC in October 2000), Snyder Communications, Inc. (merged with Havas Advertising in September 2000), Sykes Enterprises, Incorporated, and Teletech Holdings, Inc. (the "Old Peer Group"). Convergys Corporation and Young & Rubicam Inc. have been factored only for 1998, 1999, and 2000 and Snyder Communications, Inc., Sykes Enterprises, Incorporated, and Teletech Holdings, Inc. have been factored only for 1997, 1998, 1999, and 2000, because such periods reflect the time these companies have been public. The Company has selected a new peer group (the "New Peer Group") consisting of companies more closely mirroring the Company's current lines of business, and to reflect the mergers involving two members of the Old Peer Group. This New Peer Group includes Acxiom Corporation, Catalina Marketing Corporation, Choicepoint, Inc., Convergys Corporation, Equifax, Inc., Fair Isaac and Company, Incorporated, infoUSA, Inc., Sykes Enterprises, Incorporated, and Teletech Holdings, Inc.

     The graph depicts the results of investing $100 in the Company's Common Stock, the S&P 500 Index, the Old Peer Group and the New Peer Group at closing prices on December 31, 1996. It assumes that all dividends were reinvested.

                              [PERFORMANCE GRAPH]

                                INDEXED RETURNS

                                     BASE                   YEARS ENDING
                                    PERIOD   ------------------------------------------
COMPANY NAME/INDEX                  DEC 96   DEC 97   DEC 98   DEC 99   DEC 00   DEC 01
------------------                  ------   ------   ------   ------   ------   ------
HARTE HANKS INC...................   100     133.69   206.51   158.15   172.97   206.72
S&P 500 INDEX.....................   100     133.36   171.48   207.56   188.66   166.24
NEW PEER GROUP....................   100      98.57   112.76   132.71   145.98   141.79
OLD PEER GROUP....................   100      81.37    97.03   139.36   143.09   118.08

                           REPORT OF AUDIT COMMITTEE

     Management is responsible for the Company's internal controls and financial reporting process. The Company's independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee is responsible for monitoring and overseeing these processes. This report discusses certain actions the Audit Committee took during 2001 in connection with those responsibilities.

     In this context, the Audit Committee reviewed the audited consolidated financial statements and met and held discussions with management and KPMG LLP, the Company's independent auditors. The Audit Committee also received and reviewed numerous reports from the Company's internal auditors. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee also discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, which includes, among other items, matters related to the conduct of the audit of the Company's financial statements.

     The independent auditors also provided the Audit Committee with written disclosures and the letter required by Independence Standards Board Standard No. 1, which relates to the auditor's independence from the Company and its related entities, and the Audit Committee discussed with the independent auditors their independence.

     Based on discussions with management and the independent auditors, as well as the Audit Committee's review of the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed with the Securities and Exchange Commission.

     The Audit Committee has recommended to the Board, and the Board has selected, KPMG LLP as the Company's independent certified public accountants to make the annual audit and to report on, as may be required, the consolidated financial statements to be filed by the Company with the Securities and Exchange Commission during the ensuing year.

                                Audit Committee

Dr. Peter T. Flawn, Chairman          David L. Copeland         James L. Johnson

                              INDEPENDENT AUDITORS

     KPMG LLP, independent certified public accountants, has been selected by the Board of Directors as the Company's independent auditor for the year 2002. Representatives of KPMG LLP, who were also the Company's independent auditors for the year 2001, are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

     The following table sets forth the aggregate fees billed by KPMG LLP for professional services in or related to 2001.

Audit Fees(1)...............................................  $222,190
Benefit Plan Audits.........................................  $ 24,500
Other(2)....................................................  $ 91,098
                                                              --------
Total.......................................................  $337,778

---------------

(1) Of this amount, $180,000 was for services rendered in connection with the audit of the Company's annual financial statements and the reviews of the financial statements included in the Company's 10-Q's for the 2001 fiscal year, and $42,190 was for statutory audits of certain of the Company's foreign subsidiaries required by the countries in which they are domiciled.

(2) Fees for tax services and matters principally relating to foreign transfer pricing and international taxes.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     No fees were billed by KPMG LLP to the Company during the 2001 fiscal year in connection with the Company's financial information systems.

ALL OTHER FEES

     Except for the fees described in the table above, no other fees were billed by KPMG LLP to the Company for any services during fiscal year 2001.

                                 OTHER MATTERS

     The Board of Directors is not aware of any matter to be presented for action at the meeting other than the matters set forth herein. Should any other matter requiring a vote of stockholders properly arise, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote the same in accordance with their best judgment in the interest of the Company.

     There are two different deadlines for the submission of stockholder proposals. Stockholder proposals that are being submitted for inclusion in the Company's proxy statement and form of proxy for the next annual meeting must be received by the Company at its principal executive offices on or before November 28, 2002.

Such proposals when submitted must be in full compliance with applicable laws, including Rule 14a-8 of the Securities Exchange Act of 1934, as amended.

     Under the Company's bylaws, stockholder proposals that are being submitted other than for inclusion in the Company's proxy statement and form of proxy for the Company's next annual meeting must be received by the Company at its principal executive offices no earlier than February 7, 2003 and no later than March 8, 2003. Such proposals when submitted must be in full compliance with applicable law and the Company's bylaws.

                              FINANCIAL STATEMENTS

     A copy of the Company's 2001 Annual Report containing audited financial statements accompanies this Proxy Statement. The Annual Report does not constitute a part of the proxy solicitation material.

                                          By Order of the Board of Directors

                                          DEAN H. BLYTHE
                                          Vice President, Legal and Secretary

March 28, 2002

                                                                      APPENDIX A

                               HARTE-HANKS, INC.
                       1994 EMPLOYEE STOCK PURCHASE PLAN
                       AS AMENDED AS OF           , 2002

1.  PURPOSE AND EFFECT OF PLAN.

     The purpose of the 1994 Employee Stock Purchase Plan, as amended (the "Stock Purchase Plan" or the "Plan") is to secure for Harte-Hanks, Inc., a Delaware corporation (the "Company), and its stockholders the benefits of the incentive inherent in the ownership of the Company's capital stock by employees of the Company and its subsidiaries. The Stock Purchase Plan is intended to comply with the provisions of Section 423 of the Internal Revenue Code of 1986, as amended (the Code), and the Plan shall be administered, interpreted, and construed in accordance with such provisions.

2.  SHARES RESERVED FOR THE PLAN.

     There shall be reserved for issuance to and purchase by employees under the Stock Purchase Plan an aggregate of 4,000,000 shares of Common Stock, $1.00 par value per share, of the Company ("Common Stock"), subject to adjustment as provided in Section 12. Shares subject to the Plan may be shares now or hereafter authored but unissued or shares that were once issued and subsequently reacquired by the Company. If and to the extent that any right to purchase reserved shares shall not be exercised by any employee for any reason or if such right to purchase shall terminate as provided herein, such shares which have not been so purchased hereunder shall again become available for the purposes of the Plan unless the Plan shall have been terminated, but such unpurchased shares shall not be deemed to increase the aggregate number of shares specified above to be reserved for purposes of the Plan (subject to adjustment as provided in Section 12).

3.  ADMINISTRATION OF THE PLAN.

     The Stock Purchase Plan shall be administered, at the expense of the Company, by a committee appointed by the Board of Directors, which shall be designated as the Employee Stock Purchase Plan Committee (the "Committee"), consisting of not less than three members, who shall serve at the pleasure of the Board of Directors. The Committee shall select one of its members as chairman and shall hold meetings at such times and places as it may determine. The Committee may request advice or assistance or employ such persons as are necessary for proper administration of the Plan. Subject to the express provisions of the Plan, the Committee shall have the discretionary authority to interpret the Plan, to supply omissions or correct errors in the Plan, to prescribe, amend, and rescind rules and regulations relating to it, to make equitable adjustments for any mistakes made in the administration of the Plan, and to make all other determinations necessary or advisable in administering the Plan, all of which determinations shall be final and binding upon all persons unless otherwise determined by the Board of Directors. A quorum of the Committee shall consist of a majority of its members and the Committee may act by vote of a majority of its members at a meeting at which a quorum is present or without a meeting by a written consent to their action taken signed by all members of the Committee.

4.  ELIGIBLE EMPLOYEES.

     All present and future employees of the Company, its present and future domestic subsidiaries, and such of its present or future foreign subsidiaries as may be designated from time to time by the Committee, shall be eligible to participate in the Stock Purchase Plan, provided each of such employees:

          (a) is not an officer of the Company who is a "highly compensated employee" as defined in Section 414(q) of the Code,

          (b) has been employed by the Company and/or any of its subsidiaries (or any predecessor thereof) since the June 30 or December 31 immediately preceding the Enrollment Date in question, as hereinafter defined,

          (c) has customary employment of a minimum of 20 hours per week during at least five months of the year, and

          (d) does not own, immediately after the right is granted, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of capital stock of the Company or of any subsidiary company.

     In determining whether a corporation is a subsidiary, the rules of Section 424(f) of the Code shall be followed and in determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee. Employees eligible to participate in the Stock Purchase Plan pursuant to the provisions of this Section 4 are hereinafter referred to as "Eligible Employees".

5.  ELECTION TO PARTICIPATE.

     Each Eligible Employee, at the effective date of the Stock Purchase Plan and at August 1 in each calendar year after the calendar year which includes the effective date, and at February 1, 1998 and each subsequent February 1 (each such August 1 or February 1 being referred to as the Enrollment Date), may participate in the Plan by filing with the Committee prior to such effective date or Enrollment Date, as the case may be, an Enrollment Form authorizing specified regular payroll deductions (in any whole percent from one percent (1%) through ten percent (10%) over the following twelve (12) month period not to exceed, in total amount over such period, ten percent (10%) of his or her base compensation. Base compensation is gross compensation actually paid for the pay period, excluding all bonuses, severance pay, any extraordinary pay, expense allowances/ reimbursements, moving expenses, and income from restricted stock or stock option awards. Employees who so elect to participate in the Plan are referred to herein as Participating Employees. Payroll deductions for each Participating Employee shall be made regularly commencing on the Enrollment Date, by the Company and shall be credited to an account which the Company shall establish in the name of each participant (the "Payroll Deduction Account"). A Participating Employee may at any time withdraw the entire balance accumulated in his or her Payroll Deduction Account and thereby cease to be a Participating Employee in the Plan until the following Enrollment Date of the Plan. Such payroll deductions shall continue until the Plan terminates or the Participating Employee elects to cease participating or elects to change his or her contribution percentage. A Participating Employee may at any time (but not more than once during a six month period) decrease his or her payroll deduction, but not to less than one percent (1%), by filing a new Enrollment Form which shall become effective on the following payroll date, or as soon thereafter as practicable. All funds in Payroll Deduction Accounts may be used by the Company for any corporate purpose. Payroll Deduction Accounts are not credited with interest.

6.  LIMITATION OF NUMBER OF SHARES WHICH AN EMPLOYEE MAY PURCHASE.

     No right to purchase shares under this Stock Purchase Plan shall permit an employee to purchase stock under all employee stock purchase plans of the Company and its subsidiaries at a rate which exceeds $25,000 of fair market value of such stock (determined at the time the right is granted) for any calendar year in which the right is outstanding.

7.  PURCHASE PRICE.

     The purchase price for each share of Common Stock shall be eighty-five percent (85%) of the fair market value of such share on the Investment Date, as defined in Section 8.

     "Fair market value" shall be determined by the Committee by any fair and reasonable means, including if the Common Stock is listed for trading on a national securities exchange, the mean of the high and low sales prices on such exchange on the date in question, or if the Common Stock shall not have been traded on such exchange on such date, the mean of the high and low sales prices on such exchange on the first day prior thereto on which the Common Stock was traded.

8.  METHOD OF PAYMENT.

     As of the last business day in October, January, April, and July during the life of the Plan (each of such dates being known as an "Investment Date"), each Participating Employee shall have the right to purchase the number of whole shares of Common Stock determined by dividing the amount of the balance in his or her Payroll Deduction Account by the purchase price as determined in Section
7. Each Participating Employee having funds in his or her Payroll Deduction Account on an Investment Date shall be deemed, without any further action, to have purchased with the funds in such account the number of whole shares which such Participating Employee has the right to purchase at the purchase price on that Investment Date. A certificate or certificates representing such shares shall be issued promptly to the Participating Employee. Any amount remaining in a Participating Employee's Payroll Deduction Account after any Investment Date shall be retained in his or her Payroll Deduction Account for use in purchasing shares of Common Stock on subsequent Investment Dates or refunded to the Participating Employee if for any reason he or she ceases to participate in the Plan.

9.  REGISTRATION OF CERTIFICATES.

     Stock certificates may be registered only in the name of the employee.

10.  RIGHTS AS A STOCKHOLDER.

     When a Participating Employee's Payroll Deduction Account shall be charged with the amount of the purchase price of stock, he shall immediately thereupon have all of the rights or privileges of a stockholder of the Company with respect to shares purchased under the Plan, whether or not certificates representing the purchased shares shall have been issued.

11.  RIGHTS NOT TRANSFERABLE.

     Rights under the Plan are not transferable by a Participating Employee and are exercisable only by the Participating Employee.

12.  ADJUSTMENT IN CASE OF CHANGES AFFECTING THE COMPANY'S STOCK.

     In the event of a subdivision of outstanding shares of Common Stock or the payment of a stock dividend thereon, the number of shares reserved or authorized to be reserved under this Stock Purchase Plan shall be increased proportionately, and such other adjustment shall be made as may be deemed necessary or equitable by the Board of Directors. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Board of Directors to give proper effect to such event, subject to the limitations of Section 424 of the Code. In the event of a corporate transaction described in Section 424(a) of the Code, the Board of Directors of the Company may, alternatively, approve the assumption of the Plan by a successor corporation that becomes the employer of a significant number of Participating Employees ("Successor Employer"). In such event, any uninvested amounts in the Payroll Deduction Accounts of Participating Employees who become employees of the Successor Employer (or its subsidiary) shall be invested in stock of the Successor Employer in accordance with Section 424(a), and such Participating Employees' most recent Enrollment Forms shall be deemed to continue in effect, subject to the right of any Participating Employee to cease participating at any time. In the event of assumption of the Plan, Participating Employees who do not become employees of the Successor Employer (or one of its subsidiaries) shall be deemed to have terminated employment, solely for purposes of this Plan.

13.  RETIREMENT, TERMINATION AND DEATH.

     In the event of a Participating Employee's retirement or termination of employment, the amount in his or her Payroll Deduction Account shall be refunded to such Participating Employee or, in the event of his or her death, shall be paid to his or her surviving spouse; or, if there is no surviving spouse, to the person or persons properly designated as his or her beneficiary(ies) under the Company's group term life insurance program; or, if there is no such beneficiary surviving, the Committee, in its sole discretion, may direct payment to the deceased Participating Employee's estate or to one or more of his or her surviving family members.

14.  AMENDMENT OF THE PLAN.

     The Board of Directors may at any time, or from time to time, amend the Plan in any respect, except that, without the approval of the holders of a majority of the shares of Common Stock of the Company voting thereon, no amendment shall be made (a) increasing or decreasing the number of shares to be reserved under the Plan (other than as provided in Section 12) or (b) altering the eligibility criteria for participation in the Plan.

15.  TERMINATION OF THE PLAN.

     The Plan and all rights of employees hereunder shall terminate:

          (a) on any Investment Date when Participating Employees become entitled to purchase a number of shares greater than the number of reserved shares remaining available for purchase; or

          (b) if the Plan is terminated at any time, at the discretion of the Board of Directors.

     In the event that the Plan terminates under circumstances described at (a) above, reserved shares remaining as of the termination date shall be issued to Participating Employees in proportion to the balances in the Payroll Deduction Accounts of such employees. Upon termination of the Plan, all amounts held in the Payroll Deduction Accounts shall, to the extent not used to purchase shares of the Common Stock, be refunded to the Participating Employee entitled thereto.

16.  EFFECTIVE DATE OF PLAN.

     The Plan shall become effective the latest of (a) August 1, 1994, (b) the date on which stockholders' approval is obtained and (c) the date on which a Registration Statement under the Securities Act of 1933, as amended, covering the shares to be issued under the Plan becomes effective.

17.  GOVERNMENTAL AND OTHER REGULATIONS.

     The Plan, and the grant and exercise of the rights to purchase shares hereunder, and the Company's obligation to sell and deliver shares upon the exercise of rights to purchase shares, shall be subject to all applicable Federal, state, and foreign laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may, in the opinion of counsel for the Company, be required.

18.  INDEMNIFICATION OF COMMITTEE.

     Members of the Committee shall be indemnified and entitled to reimbursement of expenses pursuant to the Company's Certificate of Incorporation and bylaws to the same extent as if they were directors of the Company.

19.  LISTING OF SHARES AND RELATED MATTERS.

     If at any time the Board of Directors or the Committee shall determine, based on opinion of counsel, that the listing, registration, or qualification of the shares covered by the Plan upon any national securities exchange or under any state or federal law or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the sale or purchase of shares under the Plan, no shares will be sold, issued, or delivered unless and until such listing, registration, qualification, consent, or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to counsel.

20.  THIRD PARTY BENEFICIARIES.

     None of the provisions of the Plan shall be for the benefit of or enforceable by any creditor of a Participating Employee or any other third party. A Participating Employee may not create a lien, encumbrance, or assignment on any portion of the cash balance accumulated in his or her Payroll Deduction Account or on any shares covered by a right to purchase before a stock certificate for such shares is issued for his or her benefit.

21.  GENERAL PROVISIONS.

     The Plan shall neither impose any obligation on the Company or on any parent or subsidiary corporation to continue the employment of any Participating Employee, nor in any way limit or restrict the right of the Company or any parent or subsidiary to discharge any Participating Employee or to change his or her position or compensation. For purposes of the Plan, an employment relationship shall be deemed to exist between an individual and a corporation if, at the time of the determination, the individual is an "employee" of such corporation within the meaning of Section 423(a)(2) of the Code and the regulations and rulings interpreting such Section. For purposes of the Plan, the transfer of a Participating Employee from employment with the Company to employment with a parent or subsidiary of the Company, or vice versa, shall not be deemed a termination of employment of the Participating Employee. Subject to the specific terms of the Plan, all Participating Employees granted rights to purchase shares hereunder shall have the same rights and privileges.

22.  GOVERNING LAW.

     The Plan and rights to purchase shares that may be granted hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Texas without regard to principles of conflicts of laws.

                                   DETACH HERE
                                                                          ZHHI32



                                      PROXY

                                HARTE-HANKS, INC.

        BOARD OF DIRECTORS PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                      AT 10:00 A.M., TUESDAY, MAY 7, 2002
                      200 CONCORD PLAZA DRIVE, FIRST FLOOR
                            SAN ANTONIO, TEXAS 78216


     The undersigned stockholder of Harte-Hanks, Inc. (the "Company") hereby revokes any proxy or proxies previously granted and appoints Larry Franklin and Houston H. Harte or either of them as proxies, each with full powers of substitution and resubstitution, to vote the shares of the undersigned at the above-stated Annual Meeting and at any adjournment(s) thereof.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE. IF A CHOICE IS NOT INDICATED WITH RESPECT TO EITHER ITEM (1) OR ITEM (2), THIS PROXY WILL BE VOTED "FOR" SUCH ITEM. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM (3). THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.


 ----------------                                            -----------------
   SEE REVERSE                                                  SEE REVERSE
      SIDE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SIDE
 ----------------                                            -----------------

HARTE-HANKS, INC.
C/O EQUISERVE
P.O. BOX 43059
PROVIDENCE, RI 02940-3020








                                  DETACH HERE                            ZHHI31


[X]   PLEASE MARK VOTES
      AS IN THIS EXAMPLE.


1.  Election of Directors.

    NOMINEES: (01) Houston H. Harte, and
              (02) Richard M. Hochhauser

               FOR       WITHHELD
               [ ]         [ ]

    [ ]
       --------------------------------------
       For all nominees except as noted above


                                               FOR   AGAINST  ABSTAIN
2.  Amendment to the Harte-Hanks, Inc. 1994    [ ]     [ ]      [ ]
    Employee Stock Purchase Plan, increasing authorized shares from 2 million to 4 million.

3. On any other business that may properly come before the meeting, hereby revoking any proxy or proxies heretofore given by the undersigned.







MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                          [ ]


PLEASE SIGN, DATE AND MAIL TODAY.

(Joint owners must EACH sign. Please sign EXACTLY as your name appears on this card. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give your FULL title.)



Signature:                 Date:         Signature:                 Date:
          ---------------       ------             ----------------      ------